EXHIBIT 10.2

                                                 Ball Corporation

                                          Directors Deposit Share Program

                                    Directors Deposit Share Program ("Program")

1.       Purpose

         To encourage Directors to acquire a larger equity ownership interest in the Corporation to further align their personal interests with the interests of the shareholders of the Corporation, in order to promote share price growth and enhancement of shareholder value.

2.       Definitions

         2.1      "Committee" means the Nominating Committee of the Board of Directors of Ball Corporation.

         2.2      "Deferral" means the amount of elective deferred Restricted Units deferred by a Participant into the Ball Corporation 2000 Deferred Compensation Company Stock Plan.

         2.3      "Change in Control" means "Change in Control" as defined in Section 2.D. of the Ball
                  Corporation 1997 Stock Incentive Plan.

         2.4      "Effective Date" means April 25, 2001, which is the effective date of the Directors Deposit
                  Share Program.

         2.5      "Grant Date" means the actual date of issuance of the Restricted Shares pursuant to this
                  Program.

         2.6      "Holding Period" means the four-year period beginning at the grant date of the Restricted
                  Shares during which a Participant is required to retain Newly Acquired Shares.

         2.7      "Newly Acquired Shares" means Ball Corporation Common Stock purchased by a Participant within two years after the Effective Date of the Directors Deposit Share Program.

         2.8      "Participant" means any Director, except the CEO, who are in office following the annual meeting on April 25, 2001.

         2.9      "Program" means the Directors Deposit Share Program as set forth in this document as amended from time-to-time.

         2.10     "Restricted Shares" means shares of stock that are issued or transferred to a Participant under this Program pursuant to the Ball Corporation 1997 Stock Incentive Plan.

         2.11     "Shareholder of Record" means the person who holds Ball Corporation Common Stock that is held in an account by the transfer agent and for which dividends are paid by the transfer agent.

         2.12     "Voluntary Resignation" means resignation by a Director during a three-year term.

3.       Restricted Stock Grant

         3.1      Form of Grant - The grant under this Program shall be a Restricted Stock Grant ("Restricted
                  Share") pursuant to the Ball Corporation 1997 Stock Incentive Plan. If, at any time or from time-to-time, within two years of the effective date of the Program, the Participant provides documentation to the Corporate Secretary's Department of the Corporation, reasonably satisfactory to the Corporation, of Participant's acquisition of Newly Acquired Shares during the two-year period commencing April 25, 2001, together with a written promise by the
                  Participant to hold the shares for the Holding Period, then the Corporation will grant the
                  Participant one Restricted Share for each Newly Acquired Share so acquired, up to a maximum of
                  3,000 Restricted Shares.

         3.2      Minimum Number of Newly Acquired Shares - The minimum number of Newly Acquired Shares that will be matched by Restricted Shares at one time is 200 shares. The Participant may accumulate purchases of fewer than 200 shares, and when the total number of accumulated shares is equal to or exceeds 200 shares, the Participant may then request that matching Restricted Shares be issued.

         3.3      Grant Date - The Restricted Shares will be granted on the 15th of each month provided the documentation required in this Section 3 is received on or before the 5th of that month, otherwise it will granted the following month. If the 15th occurs on a holiday or weekend, the
                  Restricted Shares will be issued on the workday immediately prior to that holiday or weekend.

4.       Holding Period for the Newly Acquired Shares

         The Participant must agree that the Newly Acquired Shares will not be sold or transferred during the
         Holding Period. Except as provided in Sections 5.2 and 5.3, if the Newly Acquired Shares are not
         retained during the entire Holding Period, Restricted Shares are forfeited. A pledge of Newly Acquired
         Shares as collateral for any loan during the Holding Period is not considered to be a sale or transfer of the shares for purposes of this Program; however, in the event of default on the loan during the
         Holding Period, the Newly Acquired Shares will be considered to be sold and the matching Restricted
         Shares will be forfeited.

5.       Lapse of Restrictions/Forfeiture of Restricted Shares

         5.1      End of Holding Period - Restrictions lapse at the end of the Holding Period provided the
                  Participant has not sold or transferred, during the Holding Period, the Newly Acquired Shares for which the Restricted Shares were granted.

         5.2      Cease Serving as a Director - Restrictions on Restricted Shares may lapse early when a
                  Participant ceases to serve as a Director of Ball Corporation during the Holding Period for any reason other than Voluntary Resignation.

         5.3      Completion of Term - A Director who decides not to stand for re-election or is not re-elected for a three-year term will not be determined to have voluntarily resigned; therefore restrictions lapse pursuant to Section 5.2.

         5.4      Forfeiture - Restricted Share granted pursuant to this Program shall be forfeited if the Newly
                  Acquired Shares to which the Restricted Shares relate are not retained by the Participant during the Holding Period. In the event of Voluntary Resignation, the Restricted Shares will be forfeited.

6.       Dividends

         The Participant also will receive a dividend, if any, payable with respect to the Restricted Shares from the date of grant.

7.       Deferral of Award

         7.1      Exchange of Restricted Shares - Participants in the Program will have an opportunity to exchange Restricted Shares granted under this Program for Restricted Units issued under the
                  Ball Corporation 2000 Deferred Compensation Company Stock Plan (the "Deferred Compensation
                  Stock Plan").

         7.2      Election to Defer - In order to exchange shares and utilize the Deferred Stock Plan, the
                  Participant must elect to exchange any Restricted Shares granted under this Program at least one year prior to the lapse of restrictions on such Restricted Shares. The Restricted Units, upon transfer to the Deferred Compensation Stock Plan, will be eligible for a Corporation
                  Matching Contribution.

         7.3      Exchange of Restricted Shares for Restricted Units - In the event a Participant elects to undertake such an exchange, the Restricted Shares granted under this Program will be cancelled and an equivalent number of Restricted Units will be issued to the Participant. Lapse of restrictions and the Participant's rights with respect to such Restricted Units during the
                  Holding Period will be determined under the terms of this Program.

         7.4      Date of Deferral - The actual deferral of the Restricted Units will occur when restrictions lapse on the Restricted Units.

8.       Miscellaneous

         8.1      Administration of the Program - The Nominating Committee of the Board of Directors shall be the sole administrator of the Program. The Committee shall have full power to formulate additional details and regulations for carrying out this Program. The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Program. Any decision or interpretation of any provision of this Program adopted by the Committee shall be final and conclusive.

         8.2      Amendment and Termination of Program - The Committee may at any time amend the Program in whole or in part; provided, however, that no amendment shall be effective to affect the Participant's vested right therein, and, except as provided below, no amendment shall be effective to decrease the future benefits under the Program payable to any Participant or beneficiary with respect to any amount granted or vested prior to the date of the amendment. Written notice of any amendments shall be given promptly to each Participant. No notice shall be required with respect to amendments that are non-material or administrative in nature.

         8.3      Successors and Mergers, Consolidations, or Change in Control - The terms and conditions of this
                  Program and Election Form shall enure to the benefit of and bind the Corporation, the
                  Participants, their successors, assignees, and personal representatives. If a Change in Control shall occur then the rights and obligations created hereunder shall be the rights and obligations of the acquirer or successor corporation or entity; provided, however, in the event of a Change in Control, all restrictions on Restricted Shares granted pursuant to Section 3 of this Program shall lapse.

         8.4      Gender, Singular and Plural - All pronouns and any variations thereof shall be deemed to refer to the masculine and feminine gender as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         8.5      Captions - The captions to the articles, sections, and paragraphs of this Program are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         8.6      Applicable Law - This Program shall be governed and construed in accordance with the laws of the State of Indiana.

         8.7      Validity - In the event any provision of this Program is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Program.